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                                                                     EXHIBIT 4.1


COMMON STOCK                                                        COMMON STOCK

  NUMBER                                                                SHARES


                              TEAM FINANCIAL, INC.
               Incorporated Under the Laws of the State of Kansas

                         Authorized Shares No Par Value

                                                          ----------------------
                                                             CUSIP 87815X 10 9
                                                          ----------------------


                                                                SEE REVERSE
                                                         FOR CERTAIN DEFINITIONS




THIS CERTIFIES THAT

Is The Owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF


                              TEAM FINANCIAL, INC.


transferable on the books of the Corporation by the owner thereof in person or by authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented herein are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and the Bylaws of the Corporation and all amendments thereto, to all of which the owner by the acceptance hereof assents. This certificate is not valid unless countersigned and registered by the and Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


          SECRETARY               [SEAL]              PRESIDENT

COUNTERSIGNED AND REGISTERED:

By
  -----------------------------------------------
  Transfer Agent & Registrar Authorized Signature
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                              TEAM FINANCIALS INC.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM       -as tenants in common                UNIF GIFT MIN ACT-.........Custodian..............
           TEN ENT       -as tenants by the entireties                           (Cust)              (Minor)
           JT TEN        -as joint tenants with right of                       under Uniform Gifts to Minors
                             survivorship and not as tenants                   Act..............................
                             in common                                                      (State)

     Additional abbreviations may also be used though not in the above list.

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For Value Received, _____________ does hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
---------------------------

---------------------------


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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                          Shares
--------------------------------------------------------------------------
of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint attorney-in-fact
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to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
     ---------------------

                              Signature:
                              --------------------------------------------------


                              --------------------------------------------------
                              NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                      CORRESPOND WITH THE NAME(S) AS WRITTEN
                                      UPON THE FACE OF THE CERTIFICATE IN EVERY
                                      PARTICULAR, WITHOUT ALTERATION OR
                                      ENLARGEMENT OR ANY CHANGE WHATSOEVER.


Signature(s) Guaranteed:


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The signature(s) must be guaranteed by an eligible guarantor institution
(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Team Financial Inc. (the "Company") and American Securities Transfer & Trust, Inc., as Rights Agent, dated as of June 3, 1999, as it may from time to time be supplemented or amended pursuant to its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of record of this certificate a copy of the Rights Agreement without charge within ten business days after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

THE CORPORATION IS AUTHORIZED TO ISSUE STOCK OF MORE THAN ONE CLASS OR SERIES. THE CORPORATION WILL FURNISH UPON REQUEST AND WITHOUT CHARGE WRITTEN INFORMATION ON THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS FOR EACH CLASS OR SERIES OF STOCK, SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE CLASSES OR SERIES.